UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2009 (February 26, 2009)

EPIC ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-31357	94-3363969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Lake Robbins Dr., Suite 160
The Woodlands, Texas 77380
 (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code (281)-419-3742

10655 SIX PINES Suite 210 The Woodlands, Texas 77380
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry in a Material Definitive Agreement.

On February 27, 2009, Epic Energy Resources, Inc., (the “Company”) entered into an Amendment Agreement (the “Amendment”) with certain holders (the “Holders”) of its 10% Secured Debentures (the “Debentures”), to amend the Purchase Agreement (the “Purchase Agreement”) dated December 5, 2007 and the Debentures.  Pursuant to the Purchase Agreement, in 2007, the Holders purchased from the Company (i) Debentures and (ii) warrants exercisable for shares of common stock of the Company (the “Warrants”).  The Purchase Agreement and the form of Debenture were previously filed by the Company on Form 8-K with the Securities and Exchange Commission on December 7, 2007.

Also as part of the Amendment, Rex P. Doyle, Chief Executive Officer and a director of the Company, and John S. Ippolito, President of the Company, each agreed to transfer to each Holder, on a pro-rata basis, 3,209,877 shares, for an aggregate total of 6,419,754 shares (the “Shares”), of the Company’s common stock.  Messrs. Doyle and Ippolito also were parties to the Amendment, but only with respect to these transfers of the Shares and not with respect to any other provisions.  A legend restricting the transfer of the Shares pursuant to the Securities Act of 1933, as amended (the “1933 Act”), has been or will be placed on any certificate(s) or other documents evidencing the Shares transferred to each Holder.

The Amendment amends the Purchase Agreement by adding three additional sections to Article IV of the Purchase Agreement.  The first new section, Section 4.19, provides that the Company shall achieve, on a consolidated basis, EBITDA (as defined in the Amendment) of at least the required amount set forth below for the applicable period indicated:

Period	Cumulative EBITDA
For the three months ending March 31, 2009	$100,000
For the six months ending June 30, 2009	$1,500,000
For the nine months ending September 30, 2009	$3,400,000
For the twelve months ending December 31, 2009	$4,400,000

In addition, Section 4.19 provides that for each three-month period commencing on January 1, 2010 and ending on each March 31, June 30, September 30 and December 31 thereafter, the Company shall achieve, on a consolidated basis, EBITDA of at least $1,000,000.  The Company will also provide certain monthly and quarterly reports to Whitebox Convertible Arbitrage Partners, LP (“Whitebox”).  Failure of the Company to satisfy the EBITDA covenant in Section 4.19 or to provide the monthly and quarterly reports in a timely manner will constitute an “Event of Default” under the Debentures.

The Amendment also adds a second new section to the Purchase Agreement, Section 4.20.  Section 4.20 provides that until June 30, 2010, the Company is only permitted to issue up to a maximum aggregate of 10,000,000 shares of common stock (with options and warrants counted as Shares) (subject to adjustment) to employees, consultants, officers, directors and advisors.  The Company also will not issue any shares of common stock or options or warrants to employees, consultants, officers, directors or advisors with a strike price, conversion price, exercise price, or at an effective purchase price per share, less than $0.50 (subject to adjustment) until the earlier of (i) such time that the Purchasers no longer hold any Securities or (ii) one year prior to the expiration date of the Warrants (regardless of whether any or all Warrants have been exercised).

The third new section added to the Purchase Agreement, Section 4.21, places limitations on increases to executive compensation beyond the 2008 levels for calendar years 2009 and 2010.  The limitations shall last until the end of calendar year 2010, or until such time that the Company’s annual EBITDA exceeds $7,000,000, or the holders of at least 67% in principal amount of the then outstanding Debentures shall have otherwise given their prior written consent to terminate the limitations.

The Amendment also provides that a new Section 6(d) will be added to the Debenture.  Following any and all payments received by the Company or any subsidiary of the Company in connection with the amounts owed to the Company by Storm Cat Energy Corporation (“Storm Cat”) that were due and payable as of November 10, 2008, the Company will redeem some or all of the then-outstanding principal of the Debenture, in an amount equal to the Holders’s pro-rata portion of 50% of such payment by Storm Cat.  An additional “Event of Default” also was added to the Debenture.  It will be an Event of Default if, upon opening or otherwise maintaining any deposit account or bank account, the Company does not enter into an account control agreement  for the benefit of the Holders with respect to the subject deposit account or bank account.

The Amendment further provides that on or before February 27, 2009, the Company will pay the Quarterly Redemption Amount(s) (as defined in the Debentures) under each Debenture scheduled to have been paid on December 1, 2008.

In connection with the Amendment, the Company also modified the schedule for the cash payments payable to the former members of Epic Integrated Solutions LLC, a wholly-owned subsidiary of the Company, for their respective membership interests that were purchased by the Company pursuant to that certain Membership Interest Purchase Agreement dated February 20, 2008.

As consideration from the Holders for the above, pursuant to the terms of the Amendment, the Holders agreed to waive any Events of Default (as defined in the Debenture and other documents executed in connection with the purchase of the Debentures) of which they had knowledge.  Also, to the extent that a Holder had requested acceleration of payment of its Debenture, the Holder rescinded such request and any resulting acceleration of its Debenture.

The foregoing description does not purport to be a complete description of all the terms of the Amendment.  A copy of the Amendment is furnished herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 7.01	Regulation FD Disclosure.

On March 2, 2009, the Company issued a press release entitled “EPiC ENTERS INTO AMENDED AGREEMENT WITH DEBENTURE HOLDERS.”  The press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Item 7.01 of, and Exhibit 99.1 attached to, this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.  This Current Report on Form 8-K does not constitute a determination of whether any information included herein is material.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Document

10.1	Amendment Agreement dated February 26, 2009
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2009	EPIC ENERGY RESOURCES, INC.

	By:	/s/Michael Kinney
Michael Kinney, Chief Financial Officer

Exhibit Index

Exhibit No.	Document

10.1	Amendment Agreement dated February 26, 2009
99.1	Press Release